UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2010

HELI ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53692	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

No. 50 Fengxiang South Road, Jianggao Town, Baiyun District Guangzhou, P.R. China	____________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 020-36356228

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
 [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
 [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On June 29, 2010, Heli Electronics Corp. (the “Company”, “we”, “us”) received a consent to act from Guozhong Ao. The Company increased the number of directors to two (2) and appointed Mr. Ao as a member to the board of directors. Mr. Ao is also the Chief Operations Officer of the Company.

Guozhong Ao – Chief Operations Officer and Director

Mr. Ao is currently the Chief Operations Officer and a director of Guangzhou Heli Information Technology Co., Ltd., in Guangzhou. In June of 1999, he graduated from the Hunan University of Science and Technology (Xiangtian, Hunan Province) with a degree in Mechatronics (Mechanics and Electronics Engineering).

From August 2004 until January 2006, he served as Project Engineer in Shenzhen ALEPH Electronics Co., Ltd. in Shenzhen, Guangdong Province. He was responsible for designing and testing sensors and other security products.

From February 2006 until December 2008, he served as R&D Department Manager at Shenhen Luckystar Holdings Co., Ltd. in Shenzhen. There he was responsible for overseeing R&D for plastics injections and mold making.

From March 2008 until January 2010, he served as R&D Department Manager at Shenzhen Sowell Technology Co., Ltd. in Shenzhen, where he oversaw R&D of digital receivers.

From March 2010 until the present, he has served as General Manager of Guangzhou Xinde Electronics in Guangzhou, China.

He is now concurrently serving this in addition to his duties at Guangzhou Heli Information Technology Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELI ELECTRONICS CORP.

/s/ Xin Qiu
Xin Qiu
President and Director

Date: June 30, 2010